                                                                   Exhibit 11.1

                         INTELLIQUEST INFORMATION GROUP, INC.
               STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                         (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                       For the Three Months Ended
                                                             March 31, 1998
                                             -------------------------------------------
                                                               Weighted
                                                                Average
                                               Income            Shares        Per-Share
                                             (Numerator)      (Denominator)      Amount
                                             ------------     -------------    ---------
Basic EPS
 Net loss available to common stockholders     $(2,369)           8,484           (.28)
                                                                                  ----
                                                                                  ----
 Effect of Dilutive Securities
     Options                                                        (A)
                                               -------            -----
 Diluted EPS                                   $(2,369)           8,484           (.28)
                                               -------            -----           ----
                                               -------            -----           ----

                                                       For the Three Months Ended
                                                             March 31, 1997
                                             -------------------------------------------
                                                               Weighted
                                                                Average
                                               Income            Shares        Per-Share
                                             (Numerator)      (Denominator)      Amount
                                             ------------     -------------    ---------
Basic EPS
  Net income available to common
     stockholders                              $   583            8,338            .07
                                                                                  ----
                                                                                  ----
  Effect of Dilutive Securities
         Options                                                    137
                                               -------            -----
Diluted EPS                                    $   583            8,475            .07
                                               -------            -----           ----
                                               -------            -----           ----

(A) Due to the net loss in the first quarter of 1998, the diluted weighted average shares excludes the effect of dilutive securities.

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